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                                                                     Exhibit 14



  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 4 to the Registration Statement (Form N-6 No. 333-141771) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) April 1, 2010, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 1, 2010, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.

/s/ ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
April 20, 2010